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                                                                     EXHIBIT 5.3

                                 [Letterhead of]                         [Draft]

                                 FOLEY & LARDNER



                                                                 June [  ], 2000

                                 WRC MEDIA INC.
                            WEEKLY READER CORPORATION
                           COMPASSLEARNING CORPORATION
                   12-3/4% SENIOR SUBORDINATED NOTES DUE 2009
                         FORM S-4 REGISTRATION STATEMENT


Ladies and Gentlemen:

            We have acted as special Wisconsin counsel for Gareth Stevens, Inc., a Wisconsin corporation ("Gareth Stevens"), in connection with the filing by WRC Media Inc., a Delaware corporation, Weekly Reader Corporation, a Delaware corporation, and CompassLearning Corporation, a Delaware corporation (collectively the "Issuers"), with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), relating to the proposed issuance, in exchange (the "Exchange Offer") for up to $152,000,000 aggregate principal amount of the Issuers' 12-3/4% Senior Subordinated Notes due 2009 (the "Old Notes"), of a like principal amount of the Issuers' 12-3/4% Senior Subordinated Notes due 2009 (the "New Notes"). The New Notes are to be issued pursuant to the Indenture dated as of November 17, 1999 (the "Indenture"), among the Issuers, certain subsidiaries of the issuers, including Gareth Stevens, and Bankers Trust Company, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Indenture.

            In that connection, we have examined copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture.

            Based on the foregoing, we are of opinion as follows:

            1. The Indenture has been duly authorized, executed and delivered by Gareth Stevens.


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June [  ], 2000
Page 2


            2. The guarantee of the New Notes to be issued by Gareth Stevens has been duly authorized.

            We hereby consent to the filing of this opinion with the Commission as exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

            The law covered by the opinions expressed herein is limited to the law of the State of Wisconsin including constitution and statutes of the State of Wisconsin and reported judicial decisions interpreting the constitution and statutes of the State of Wisconsin (collectively "Wisconsin Law"). We express no opinion as to any matters governed by any law other than Wisconsin law.

            Cravath, Swaine & Moore may rely upon this opinion in rendering their opinion dated June [ ], 2000 in connection with the Registration Statement.

                                       Very truly yours,




WRC Media Inc.
      One Rockefeller Plaza, 32nd Floor
            New York, NY  10020

Weekly Reader Corporation
      One Rockefeller Plaza, 32nd Floor
            New York, NY  10020

Compass Learning Corporation
      One Rockefeller Plaza, 32nd Floor
            New York, NY  10020